Exhibit 10.9a

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made as of the 12th day of January, 2007 (the "First Amendment Date"), by and between VMS NATIONAL PROPERTIES JOINT VENTURE, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and CASH INVESTMENTS OF EL PASO, LLC, a Texas limited liability company, having a principal address at 8201 Lockheed, Suite 235, El Paso, Texas  79925 ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser are parties to a Purchase and Sale Contract dated as of December 11, 2006 (the "Contract"), for the real property identified therein;

WHEREAS, Purchaser and Seller desire to amend the Contract on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

AGREEMENT:

1.

Extension of Feasibility Period.  The Feasibility Period as set forth in Section 3.1 of the Contract is hereby extended to January 19, 2007.

2.

Miscellaneous.  The following provisions shall apply with respect to this First Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(d)

This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Date.

SELLER:

VMS NATIONAL PROPERTIES JOINT VENTURE

By:

VMS NATIONAL RESIDENTIAL

PORTFOLIO I

By:

MAERIL, INC.,

its Managing General Partner

By: /s/Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title: Vice President

and

By:

VMS NATIONAL RESIDENTIAL

PORTFOLIO II

By:

MAERIL, INC.,

its Managing General Partner

By: /s/Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title: Vice President

PURCHASER:

CASH INVESTMENTS OF EL PASO, LLC,

a Texas limited liability company

By:/s/Richard Aguilar

Name:  Richard Aguilar

Title: Manager